Exhibit 99.1

Investor Relations Contact
Nicole Noutsios
NMN Advisors (for Ruckus Wireless)
ir@ruckuswireless.com
1+510-315-1003
Media Contact
Mark Priscaro
Ruckus Wireless
mark.priscaro@ruckuswireless.com
1+408-604-8531

Ruckus Wireless Reports Second Quarter 2015 Financial Results

•	Revenue of $92.2 million, an increase of 12.4% quarter-over-quarter

•	Non-GAAP operating income of $9.4 million, an increase of 38.6% quarter-over-quarter

•	Non-GAAP diluted net income per share of $0.09, an increase of $0.02 quarter-over-quarter
SUNNYVALE, CA - July 29, 2015 - Ruckus Wireless, Inc. (NYSE: RKUS) today announced financial results for its second quarter of 2015 ended June 30, 2015.
Financial Summary
Revenue for the second quarter of 2015 was $92.2 million, an increase of 13.9% from the second quarter of 2014.
GAAP net income was $0.8 million for the second quarter of 2015, compared with GAAP net income of $1.4 million for the second quarter of 2014. GAAP operating income was $1.4 million for the second quarter of 2015, compared with GAAP operating income of $4.1 million for the second quarter of 2014.
Non-GAAP net income was $9.2 million for the second quarter of 2015, compared with non-GAAP net income of $10.8 million for the second quarter of 2014. Non-GAAP operating income was $9.4 million for the second quarter of 2015, compared with non-GAAP operating income of $11.1 million for the second quarter of 2014.
GAAP diluted net income per share was $0.01 for the second quarter of 2015, compared with $0.02 for the second quarter of 2014. Non-GAAP diluted net income per share was $0.09 for the second quarter of 2015, compared with $0.11 for the second quarter of 2014.
“We are very pleased with our results in the second quarter, as we displayed strength across all of our geographies and verticals,” said Selina Lo, president and chief executive officer, Ruckus Wireless. “Ruckus reported revenue above our guidance and market share gains based on the latest WLAN market reports from Dell’Oro and Infonetics. We continued to raise the bar in wireless performance with shipments of the industry’s first enterprise-class 802.11ac Wave 2 product in the second quarter. Our new CloudManager for Xclaim is enabling WISPs to deliver low cost managed services. Further, with new and expanded partnerships, we continue to enhance our competitive position and expand our market opportunities.”

Business Highlights

•	Announced a partnership with Juniper Networks to collaborate on unified wired and wireless solutions and global go-to-market opportunities for mid-size and large enterprise customers.

•	Shipped the ZoneFlex R710, the world’s first 802.11ac Wave 2 capable Smart WiFi access point.

•	Announced the ZoneFlex P300, a Gigabit-class, outdoor Smart WiFi bridging system.

•	11ac access points accounted for 71% of access point product sales in the second quarter, up from 49% in the prior quarter.

•	Launched CloudManager™ service for Xclaim™, a free cloud service that allows Xclaim customers to configure, monitor and troubleshoot networks from anywhere, over a web browser.

•	Launched the new SmartZone™ software platform, a carrier-grade solution developed for and deployed by service providers around the globe, now extended to the company’s enterprise customers.

•	The company reported 13.9% year-over-year revenue growth; Americas revenue grew 19.1%, APAC revenue grew 13.0% and EMEA revenue grew 4.3% as compared to the second quarter of 2014.

•	Added 12 new service provider end-customers in the second quarter, bringing the total service provider end-customer base to over 230.

•	Added approximately 4,200 enterprise end-customers in the second quarter, bringing the total enterprise end-customer base to over 56,000.

•	Identified by the Dell’Oro Group as the #1 market share leader in Service Provider WiFi.

Guidance
For the third quarter of 2015 ending September 30, 2015, the company expects:

•	Total revenue in the range of $94 million to $99 million; and

•	Non-GAAP diluted net income per share of $0.10 to $0.13 using approximately 99 million shares.

Conference Call Information
Ruckus Wireless is hosting a conference call for analysts and investors to discuss its second quarter 2015 results and outlook for its third quarter of 2015 at 2:00 p.m. Pacific Daylight Time today, July 29, 2015. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the Company’s website at http://investors.ruckuswireless.com. A replay will be available following the call on the Ruckus Wireless Investor Relations website or for one week at the following numbers: (855) 859-2056 (domestic), (404) 537-3406 (international) using ID# 78115645. An archived version of the audio from the call will be available for at least thirty days on the Company’s website at http://investors.ruckuswireless.com.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding Ruckus Wireless’ financial expectations for the third quarter of 2015 and future periods and statements regarding new partnerships, competitive position and future market opportunities. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: growth of the market and customer base for Ruckus Wireless products and services, delays in education spending and changes or other developments associated with government funding programs for education, unpredictable market conditions, deployment and adoption of new products and services, Ruckus Wireless’ rapid growth, competition, technological change, the pace and timing of new product introductions, reliance on third parties, and general market, political, regulatory, economic and business conditions in the United States and internationally.
Additional risks and uncertainties that could affect Ruckus Wireless’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 25, 2015. Ruckus Wireless’ SEC filings are available on the company’s investor relations website at http://investors.ruckuswireless.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Ruckus Wireless does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP dilutive net income per share and non-GAAP weighted-average diluted shares. We also provide projected third quarter 2015 non-GAAP dilutive net income per share and non-GAAP weighted-average diluted shares. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.
Our non-GAAP financial measures include adjustments based on the following items:
Stock-based compensation expense: We have excluded the effect of stock-based compensation expense. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expense. Stock-based compensation will recur in future periods.
Employer payroll tax expense associated with stock-based compensation: We have excluded the employer payroll tax expense associated with stock option exercises and restricted stock releases, in order to provide a complete picture of the Company’s recurring core business operating results. Stock-based compensation will continue to be used as a method to compensate certain employees for the foreseeable future.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets. Amortization of intangible assets is a non-cash expense and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenue earned during the periods presented and will contribute to future period revenue as well.
Legal settlement benefit, net: We have excluded non-recurring patent infringement settlements. We will continue to be party to litigation and subject to claims related to intellectual property infringement arising in the ordinary course of business.
Non-cash income tax expense (benefit): We have excluded non-cash income taxes, as the Company does not expect to pay any material federal or state income taxes in 2015.
Our non-GAAP financial measures are described as follows:
Non-GAAP gross profit and gross margin. Non-GAAP gross profit is gross profit as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation and amortization of intangible assets. Non-GAAP gross margin is non-GAAP gross profit divided by revenue.
Non-GAAP operating income and operating margin. Non-GAAP operating income is income (loss) from operations as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets and legal settlement benefit, net. Non-GAAP operating margin is non-GAAP operating income divided by revenue.
Non-GAAP net income and diluted net income per share. Non-GAAP net income is net income as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets, legal settlement benefit, net and non-cash income tax expense (benefit). Non-GAAP diluted net income per share is non-GAAP net income divided by non-GAAP weighted-average diluted shares.
For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

ABOUT RUCKUS WIRELESS
Headquartered in Sunnyvale, CA, Ruckus Wireless, Inc. (NYSE: RKUS) is a global supplier of advanced wireless systems for the rapidly expanding mobile Internet infrastructure market. The company offers a wide range of indoor and outdoor “Smart WiFi” products to mobile carriers, broadband service providers, and corporate enterprises, and has approximately 56,000 end-customers worldwide. Ruckus technology addresses WiFi capacity and coverage challenges caused by the ever-increasing amount of traffic on wireless networks due to accelerated adoption of mobile devices such as smartphones and tablets. Ruckus invented and has patented state-of-the-art wireless voice, video, and data technology innovations, such as adaptive antenna arrays that extend signal range, increase client data rates, and avoid interference, providing consistent and reliable distribution of delay-sensitive multimedia content and services over standard 802.11 WiFi.
For more information, visit http://www.ruckuswireless.com. Ruckus, Ruckus Wireless and SmartCell are trademarks of Ruckus Wireless, Inc. in the United States and other countries.

RUCKUS WIRELESS, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Product	$85,040	$75,352	$160,337	$145,427
Service	7,190	5,648	13,971	10,625
Total revenue	92,230	81,000	174,308	156,052
Cost of revenue:
Product	26,720	22,209	49,951	43,705
Service	3,683	2,932	7,225	5,691
Total cost of revenue	30,403	25,141	57,176	49,396
Gross profit	61,827	55,859	117,132	106,656
Operating expenses:
Research and development	22,843	18,954	44,139	37,093
Sales and marketing	27,696	24,412	53,774	47,682
General and administrative	9,921	8,358	19,355	16,795
Total operating expenses	60,460	51,724	117,268	101,570
Operating income (loss)	1,367	4,135	(136)	5,086
Interest income	156	46	297	92
Other expense, net	(94)	(84)	(172)	(110)
Income (loss) before income taxes	1,429	4,097	(11)	5,068
Income tax expense (benefit)	670	2,658	(197)	3,356
Net income	$759	$1,439	$186	$1,712
Net income per share:
Basic	$0.01	$0.02	$0.00	$0.02
Diluted	$0.01	$0.02	$0.00	$0.02
Weighted average shares used in computing net income per share:
Basic	87,017	82,315	86,331	81,799
Diluted	95,465	92,358	95,001	92,967

RUCKUS WIRELESS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Gross Profit Reconciliation:
GAAP gross profit:	$61,827	$55,859	$117,132	$106,656
Stock-based compensation	249	254	565	499
Employer payroll tax associated with stock-based compensation	14	2	25	32
Amortization of intangible assets	705	580	1,410	910
Non-GAAP gross profit:	$62,795	$56,695	$119,132	$108,097
Gross Margin Reconciliation:
GAAP gross margin:	67.0%	69.0%	67.2%	68.4%
Stock-based compensation	0.3%	0.3%	0.3%	0.3%
Employer payroll tax associated with stock-based compensation	—%	—%	—%	—%
Amortization of intangible assets	0.8%	0.7%	0.8%	0.6%
Non-GAAP gross margin:	68.1%	70.0%	68.3%	69.3%
Operating Income Reconciliation:
GAAP operating income (loss):	$1,367	$4,135	$(136)	$5,086
Stock-based compensation	7,085	6,340	14,407	12,686
Employer payroll tax associated with stock-based compensation	256	81	523	462
Amortization of intangible assets	705	580	1,410	910
Legal settlement benefit, net	—	—	—	(760)
Non-GAAP operating income:	$9,413	$11,136	$16,204	$18,384
Operating Margin Reconciliation:
GAAP operating margin (loss):	1.5%	5.1%	(0.1)%	3.3%
Stock-based compensation	7.7%	7.8%	8.3%	8.1%
Employer payroll tax associated with stock-based compensation	0.3%	0.1%	0.3%	0.3%
Amortization of intangible assets	0.7%	0.7%	0.8%	0.6%
Legal settlement benefit, net	—%	—%	—%	(0.5)%
Non-GAAP operating margin:	10.2%	13.7%	9.3%	11.8%
Net Income Reconciliation:
GAAP net income:	$759	$1,439	$186	$1,712
Stock-based compensation	7,085	6,340	14,407	12,686
Employer payroll tax associated with stock-based compensation	256	81	523	462
Amortization of intangible assets	705	580	1,410	910
Legal settlement benefit, net	—	—	—	(760)
Non-cash income tax expense (benefit)	386	2,392	(827)	2,839
Non-GAAP net income:	$9,191	$10,832	$15,699	$17,849
Non-GAAP diluted net income per share:	$0.09	$0.11	$0.16	$0.19
Shares used in computing non-GAAP diluted Net Income per share Reconciliation:
Weighted-average shares outstanding used in calculating GAAP diluted net income per share	95,465	92,358	95,001	92,967
Additional dilutive securities for non-GAAP income	2,944	2,627	3,130	2,380
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	98,409	94,985	98,131	95,347

RUCKUS WIRELESS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par value)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$63,379	$56,083
Short-term investments	148,478	142,706
Accounts receivable, net of allowance for doubtful accounts of $800 as of June 30, 2015 and December 31, 2014	67,692	59,553
Inventories	24,059	21,064
Deferred costs	3,122	4,414
Deferred tax assets	6,094	6,205
Prepaid expenses and other current assets	6,250	5,367
Total current assets	319,074	295,392
Property and equipment, net	18,275	13,636
Goodwill	9,945	9,945
Intangible assets, net	5,941	7,351
Non-current deferred tax asset	24,568	21,166
Restricted cash	5,000	5,000
Other assets	1,414	1,504
Total assets	$384,217	$353,994
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,527	$23,538
Accrued compensation	14,554	13,765
Accrued liabilities	7,654	5,282
Deferred revenue	36,228	39,231
Total current liabilities	86,963	81,816
Non-current deferred revenue	11,870	10,554
Non-current deferred tax liabilities	410	596
Other non-current liabilities	1,438	1,379
Total liabilities	100,681	94,345
Stockholders’ equity:
Common stock, $0.001 par value; 250,000 shares authorized as of June 30, 2015 and December 31, 2014; 87,524 and 85,110 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	88	85
Additional paid-in capital	296,935	273,276
Accumulated other comprehensive loss	(58)	(97)
Accumulated deficit	(13,429)	(13,615)
Total stockholders’ equity	283,536	259,649
Total liabilities and stockholders’ equity	$384,217	$353,994

RUCKUS WIRELESS, INC.
Summary of Cash Flows
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$18,644	$12,298	$13,332	$15,859
Net cash used in investing activities	(6,760)	(3,283)	(15,291)	(21,552)
Net cash provided by financing activities	5,228	4,235	9,255	7,428
Net increase in cash and cash equivalents	$17,112	$13,250	$7,296	$1,735